Exhibit 4.6

SUBORDINATED SECURED PROMISSORY NOTE

122,490.68	Dated: January 02, 2023

FOR VALUED RECEIVED, the undersigned, BLUE STAR FOODS CORP., (“BSFC”) A Domestic Delaware Corporation (“Parent”), and its subsidiaries, JOHN KEELER & CO. INC., (“JKNC”) A Domestic Florida Corporation, Parent, and other entities shown as signatories hereto or that are joined from time to time as a Borrower, individually and collectively, jointly and severally, “Borrower”, HEREBY JOINTY AND SEVERALLY PROMISE TO PAY to the order of Agile Lending, LLC, or its designees or assigns (“LeadLender”) theprincipal amount of ONE HUNDRED TWENTY TWO THOUSAND FOUR HUNDRED NINETY DOLLARS AND SIXTY EIGHT CENTS ($122,490.68”) or such lesser amount as shall equal the outstanding principal balance of the Term Loan, at the rates and in accordance with the terms of the Business Loan and Security Agreement dated October 19, 2023, by and among Borrower, Lender,Collateral Agent, and other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not soonerpaid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Subordinated Secured Promissory Note (this “Note”).

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured as provided under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

All claims of the holder of this Note to principal, interest and any other amounts at any time owed under this Note (collectively, “Junio Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Virginia.

The ownership of an interest in this note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to trat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

BORROWER HEREBY KNOWINGLY, VOLUANTIRLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO HIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OR AMERICA OR THE COMMONWEALTH OF VIRGINIA, TO A TRIAL BY JURY OR ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

[Signature Page to Follow]

IN WITNESS WHEREOF, Borrower caused this Note to be duly executed under seal by one of its officers thereunto duly authorized on the date hereof.

BORROWER:			BORROWER:

/s/ John Keeler		[SEAL]		[SEAL]

By:	JOHN KEELER		By:

Date:			Date:

STATE

COUNTY OF:

I hereby certify that on _____, before me, the undersigned, Notary Public in and for the State of ________, at large, personally appeared JOHN R. KEELER, individually and as the BLUE STAR FOODS CORP., (“BSFC”) A Domestic Delaware Corporation (“Parent”), and its subsidiaries, JOHN KEELER & CO. INC., (“JKNC”) A Domestic Florida Corporation. Known to me or satisfactory proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the foregoing on behalf of himself individually, BLUE STAR FOODS CORP., (“BSFC”) A Domestic Delaware Corporation (“Parent”), and its subsidiaries, JOHN KEELER & CO. INC., (“JKNC”) A Domestic Florida Corporation for the purposes set sorth therein.

(Seal)

Notary Public

My Commission Expires:

Registration Number: